EXHIBIT 5

                                January 30, 2001


SCI Systems, Inc.
2101 West Clinton Avenue
Huntsville, Alabama 35805

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

      We have served as counsel for SCI Systems, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement") of an aggregate of 350,000 shares (the "Shares") of Common Stock, par value $.10 per share, of the Company to be issued pursuant to the SCI Systems, Inc. U.S. Employee Stock Purchase Plan (the "Plan").

      We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization of the Shares and the validity of the Shares to be issued pursuant to the Plan as we have deemed necessary and advisable.

      In all such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate state, local and federal officials.

      We express no opinion as to matters under or involving laws other than the corporate law of the State of Delaware.

      Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that the Shares have been duly authorized and that upon the issuance and delivery of the Shares as provided in the Plan and as contemplated by the Registration Statement, such Shares will be validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.


                                               Very truly yours,


                                   POWELL, GOLDSTEIN, FRAZER & MURPHY LLP